EXHIBIT 4.2

CERTIFICATE                                       NUMBER OF
  NUMBER                                           SHARES



                   REYNOLDS METALS COMPANY
     Incorporated Under the Laws of the State of Delaware


                                             CUSIP ___________

                                              See reverse for
                                             certain definitions


     This is to certify that _________________________________
___________________________________________ is the owner of
_______________ fully paid and non-assessable shares of Common Stock without par value of Reynolds Metals Company (the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, of the Corporation (a copy of which is on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:___________________


_________________________            ____________________________
Secretary and Assistant              Chairman of the Board
 General Counsel                      and Chief Executive Officer


[SEAL]


Countersigned and Registered:

CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
Transfer Agent and Registrar

By:____________________________
       Authorized Signature

                   REYNOLDS METALS COMPANY

     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A COPY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF,
WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMM  -    as tenants in common

TEN ENT   -    as tenants by the entireties

JT TEN    -    as joint tenants with right of survivorship
               and not as tenants in common

UNIF GIFT MIN ACT - ............Custodian..........
                    (Cust)              (Minor)
                    under Uniform Gifts to Minors
                    Act..........................
                               (State)

     Additional abbreviations may also be used though not in the above list.

For Value Received __________________________________________
_______________________ hereby sell, assign and transfer unto
_____________________________________________________________

[please print or typewrite name and address including postal zip code of assignee]
___________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
_________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: _______________

                                   __________________________




NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH
THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY
PARTICULAR.



By ______________________



     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Reynolds Metals Company and The Chase Manhattan Bank, N.A., dated as of December 1, 1997 (as amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Reynolds Metals Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights will expire at the close of business on December 1, 2007 unless exercised or redeemed prior thereto. Reynolds Metals Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.